                           INDEMNIFICATION AGREEMENT
                           -------------------------

     THIS AGREEMENT is entered into as of September 17, 1998 between Variflex, Inc. a Delaware corporation (the "Company"), and Roger M. Wasserman ("Indemnitee").

                                    RECITALS
                                    --------

     WHEREAS, it is essential to the best interests of the Company to attract and retain highly capable persons to serve as directors and/or officers of the Company;

     WHEREAS, Indemnitee is or has been appointed or elected to be a director and/or officer of the Company;

     WHEREAS, the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of corporations; and

     WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability, in order to enhance Indemnitee's continued service to the Company, and in order to induce Indemnitee to continue to provide services to the Company as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and to the extent applicable insurance is maintained, for the coverage of Indemnitee under the Company's policies of directors' and officers' liability insurance.

     NOW THEREFORE, IN CONSIDERATION of the foregoing, the mutual covenants and promises contained herein and of Indemnitee's continuing to provide services to the Company the parties agree as follows:

SECTION 1.  DEFINITIONS.
            -----------

     a.  BOARD:  the board of directors of the Company.

     b. CHANGE IN CONTROL: a state of affairs that shall be deemed to have occurred if:

         (i) any person's or entity's beneficial ownership of the total voting power of the Company's then outstanding voting securities increases, either directly or indirectly, by twenty percent (20%); or

        (ii) during any period of three (3) consecutive years, individuals who, at the beginning of such period, constituted the Board, together with any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then in office who either were directors at the beginning of the three (3) year period, or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board; or

       (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the outstanding voting securities of the Company immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total outstanding

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voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

     c.  EXPENSES:

         (i) any costs, expenses, fees or losses actually and reasonable incurred, including, but not limited to, attorneys' fees, judgements, fines, damages, penalties and amounts paid or to be paid in settlement;

        (ii) any interest, assessments, or other charges imposed on any of the items in part (i) of this subsection (c); and

       (iii) any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement that are paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal) or preparing for any of the foregoing in any Proceeding relating to an Indemnifiable Event, as defined hereinbelow.

     d. INDEMNIFIABLE EVENT: any Proceeding that takes place either before or after the execution of this Agreement and that is related to or arises out of:

         (i) the fact that Indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or

        (ii) actions taken or not taken by Indemnitee in his capacity as a director and/or officer (subject to Section 2b. hereof).

     e.  INDEPENDENT COUNSEL:  the person or body described in Section 4.

     f. POTENTIAL CHANGE IN CONTROL: a state of affairs that shall be deemed to exist if:

         (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; or

        (ii) any person or entity announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; or

       (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     g. PROCEEDING: any threatened, pending, or completed action, suit, or proceeding, or any injury, hearing, or investigation, whether conducted by the Company or any other party, that an Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative or other.

     h.  REVIEWING PARTY:  the person or body appointed in accordance with
Section 4.

     i. VOTING SECURITIES: any securities of the Company that have the right to vote generally in the election of directors.

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

SECTION 2.  GENERAL AGREEMENT; PROHIBITED INDEMNIFICATION.
            ---------------------------------------------

     a. GENERAL AGREEMENT. In the event Indemnitee was, is, or is threatened to be made a participant in, an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, including but not limited to Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior to that amendment or interpretation). The parties to this Agreement intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company's Articles of Incorporation, its Bylaws, a vote of its shareholders or disinterested directors or applicable law. The indemnification provided under this Agreement shall continue for Indemnitee even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless:

          (i) the Company has joined in or the Board has consented to the initiation of the Proceeding; or

         (ii) the Proceeding is one to enforce indemnification rights or any other terms under this Agreement.

     b. PROHIBITED INDEMNIFICATION. The following shall not be Indemnifiable by the Company:

         (i) A Proceeding in which judgement is rendered against Indemnitee for an accounting or profits made from the purchase or sale by Indemnitee of securities of the Company under the provisions of Section 16(b) of the Securities Exchange Act, or similar provision of any federal, state or local laws;

         (ii) Any breach of the director's duty of loyalty to the Company or its shareholders;

        (iii) Acts or omissions not in good faith or which involve intentional misconduct or a knowing and violation of law;

         (iv) Unlawful payment of dividends or unlawful stock purchase or redemption pursuant to Section 174 of the Delaware General Corporation Law; and

          (v) Any transaction from which the director derived an improper personal benefit.

SECTION 3.  INDEMNIFICATION PROCESS.
            ------------------------

     a. DEFENSE OF ACTION. Indemnitee shall notify the Company in writing within a reasonable amount of time of becoming aware of the commencement of an Indemnifiable Event (the "Event Notice"). The Event Notice shall also set forth whether Indemnitee desires to be indemnified by the Company and whether Indemnitee desires the Company to defend the Indemnifiable Event. The Company shall defend the Indemnifiable Event with counsel reasonably satisfactory to Indemnitee, provided, however, Indemnitee reserves the right to appoint separate counsel in the event of a conflict of interest with the interests of Indemnitee or

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

in the event the Company fails to timely and adequately defend the Indemnifiable Event. In the event Indemnitee elects to defend the Indemnifiable Event, such election shall not constitute a waiver by Indemnitee of his rights against the Company for Expenses or to later demand that the Company assume the defense of Indemnitee. Counsel defending the Indemnifiable Event on behalf of either party shall diligently defend the matter and shall keep the other parties fully informed of its status including all pertinent facts and information pertaining to the Indemnifiable Event and the strategy to be followed. The Company shall not settle any Proceeding in any manner without Indemnitee's written consent.

     b. ADVANCE OF EXPENSES. If requested by Indemnitee, the Company shall, in accordance with this Agreement and within ten (10) business days of a written request by Indemnitee, advance to Indemnitee the Expenses that are reasonably anticipated to be incurred by Indemnitee and reimburse Indemnitee for the Expenses that are actually incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

         (i) indemnification by the Company under this Agreement, or any other agreement, or under applicable law, or the Company's Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or

        (ii) recovery under directors' and officers' liability insurance policies maintained by the Company.

     c.  PROHIBITED INDEMNIFICATION;  REIMBURSEMENT TO THE COMPANY.

     To the extent that a Reviewing Party determines that an Indemnitee is not permitted to be indemnified under applicable law and Section 2b. hereinabove, the Company shall be entitled to be reimbursed by Indemnitee for all Expenses advanced and/or incurred, and Indemnitee hereby agrees to reimburse the Company promptly for the same, provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 2d. hereinabove, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto and all rights of appeal therefrom have been exhausted or have lapsed. Indemnitee's obligation to reimburse the Company for Expenses advances shall be unsecured and no interest shall be charged thereon.

     d. INDEMNIFICATION ENFORCEMENT RIGHTS. If Indemnitee has not received full indemnification within thirty (30) days after making a demand for Expenses, Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this section 2(d) shall be in addition to any other remedies available to Indemnitee in law or equity.

     e. COMPANY DEFENSES. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible, under this Agreement or applicable law, for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action, the burden of proving such a defense shall be on the Company. The failure of a Reviewing Party to have made an Indemnification Determination (as defined below) before the commencement of such action by

Indemnitee that indemnification is proper under the circumstances shall not be a defense to the action. For purposes of this Agreement, the termination of any Indemnifiable Event by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent (a "Termination Event"), shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court had determined that indemnification is not permitted by applicable law.

SECTION 4.  INDEMNIFICATION REVIEW PROCEDURE; REVIEWING PARTY.
            -------------------------------------------------

     a. INDEMNIFICATION REVIEW PROCEDURE. Within five (5) days of the occurrence of a Termination Event, Indemnitee shall provide written notice to the Company of the Termination Event (the "Termination Event Notice"). In the Event that Indemnitee has been successful on the merits or otherwise in defense of the Indemnifiable Event, indemnification by the Company of Indemnitee shall be mandatory. In the event that Indemnitee loses a judgement on the merits or otherwise in defense of the Indemnifiable Event, or where there is no judicial determination of the actual merits of the defense raised, whether due to settlement, dismissal of the Complaint before trial, or upon a plea of nolo contendere or its equivalent, the Company shall submit the Termination Event Notice to the applicable Reviewing Party (as set forth below). The Reviewing Party shall make a determination whether or not Indemnitee is entitled to be indemnified pursuant to this Agreement and applicable law (the "Indemnification Determination"). The Indemnification Determination shall be made within twenty-five (25) days of the receipt of the Termination Event Notice. In connection with any Indemnification Determination, the burden of proof shall be on the Company.

     b. REVIEWING PARTY. The Reviewing Party that shall make an Indemnification Determination shall be, at Indemnitee's option, either:

         (i) A majority of a quorum of the board of directors of the Company consisting of directors who are not parties to the Indemnifiable Event (a "Quorum"); or

        (ii) An Independent Counsel.

     If the Reviewing Party is an Independent Counsel, such Independent Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and shall not have otherwise performed services for the Company or Indemnitee within the previous five (5) years. An Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. An Independent Counsel, among other things, shall render a written opinion to the Company and Indemnitee on whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of an Independent Counsel and to fully indemnify an Independent Counsel against any and all expenses, including attorneys' fees, claims, liabilities, losses and damages arising out of or relating to this Agreement or the engagement of an Independent Counsel under this Agreement.

SECTION 5.  ESTABLISHMENT OF TRUST.
            ----------------------

     In the event of a Change in Control or a Potential Change in Control, the Company shall, on written request by Indemnitee, create a trust for the benefit of Indemnitee (the "Trust") and from time to time on written request of Indemnitee (a "Trust Request"), shall fund the Trust with an amount sufficient to satisfy any and all Expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in, and/or defending any Indemnifiable

Event. The individual selected to be trustee shall be agreed upon by both Indemnitee and the Company (the "Trustee"). The terms of the Trust shall provide that upon a Change in Control:

     a. The Trust shall not be revoked or the principal invaded without the written consent of Indemnitee;

     b. The Trust shall continue to be funded by the Company in accordance with the funding obligation set forth in this Section 5;

     c. The Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled under this Agreement or otherwise; and

     d. All unexpended funds in the Trust shall revert to the Company on a final determination by a Reviewing Party or a court of competent jurisdiction that Indemnitee has been fully indemnified under the terms of this Agreement.`

     Nothing in this Section 5 shall relieve the Company of any of its obligations under this Agreement. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses, including attorneys' fees, claims, liabilities, losses and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

SECTION 6.  NONEXCLUSIVITY.
            --------------

     The rights of Indemnitee under this Agreement shall be in addition to any other rights Indemnitee may have under the Company's Articles of Incorporation, Bylaws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Articles of Incorporation, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits afforded by such change.

SECTION 7.  LIABILITY INSURANCE.
            -------------------

     To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director and/or officer.

SECTION 8.  PERIOD OF LIMITATIONS.
            ---------------------

     No legal action shall be brought, and no cause of action shall be asserted, by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives, after the expiration of two (2) years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

SECTION 9.  AMENDMENT OF THIS AGREEMENT; WAIVER.
            -----------------------------------

     No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this

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Agreement shall operate as a waiver of any other provisions of this Agreement
(whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or delay in exercising any right or remedy under it shall constitute a waiver of the right or remedy.

SECTION 10.  SUBROGATION.
             -----------

     In the event of payment under this Agreement, the Company shall be subrogated to the extent of that payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of any documents necessary to enable the Company effectively to bring suit to enforce such rights.

SECTION 11.  NO DUPLICATION OF PAYMENTS.
             --------------------------

     The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise obtained payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.

SECTION 12.  BINDING EFFECT.
             --------------

     This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties to it and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the Company's business or assets or both), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the Company's business or assets or both, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

SECTION 13.  SEVERABILITY.
             ------------

     If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

SECTION 14.  GOVERNING LAW.
             -------------

     This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the internal laws of the state of Delaware, without regard to conflicts of laws principles as if this Agreement were made, and as if its obligations are to be performed, wholly within the state of Delaware.

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

SECTION 15.  CONSENT TO JURISDICTION.
             -----------------------

     Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of California located within the county of Ventura. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and waives any defense or right to object to venue in said courts based upon the doctrine of "forum non conveniens". Each party irrevocably agrees to be bound by any judgement rendered thereby in connection with this Agreement.

SECTION 16.  NOTICES.
             -------

     All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, certified or registered mail, return receipt requested, and addressed to the Company at:

                              Variflex, Inc.
                              5152 North Commerce Avenue
                              Moorpark, California 93021
                              Attn: Mr. Raymond "Jay" H. Losi, II
     and to counsel at:

                              Morrison & Foerster LLP
                              555 West Fifth Street
                              Los Angeles, California 90013
                              Attn: Michael C. Cohen

     and to Indemnitee at:
                              ------------------------------------
                              ------------------------------------
                              ------------------------------------


     Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date set forth above.

                              COMPANY:

                              Variflex, Inc., a Delaware corporation

                              /s/ Raymond (Jay) H. Losi II
                              ----------------------------
                              Raymond (Jay) H. Losi II
                              Chief Executive Officer and Chief Operating
                              Officer

                              Indemnitee:

                              /s/ Roger M. Wasserman
                              ----------------------
                              Roger M. Wasserman

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